Exhibit 10

Execution Version

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement (this “Amendment”), dated as of November 26, 2024, is entered into is entered into among MANULIFE PRIVATE CREDIT FUND SPV, LLC, a Delaware limited liability company, as borrower (the “Company”); MANULIFE PRIVATE CREDIT FUND, a Delaware statutory trust, as the parent (in such capacity, the “Parent”) and as portfolio manager (in such capacity, the “Portfolio Manager”); the Lenders party hereto; THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, in its capacities as collateral agent (in such capacity, the “Collateral Agent”), as collateral administrator (in such capacity, the “Collateral Administrator”), and as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Reference is hereby made to the Loan and Security Agreement, dated as of March 26, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan and Security Agreement”), among parties hereto. Capitalized terms used herein without definition shall have the meanings assigned thereto in the Loan and Security Agreement.

WHEREAS, the parties hereto are parties to the Loan and Security Agreement; and

WHEREAS, the parties hereto have agreed to amend the terms of the Loan and Security Agreement in accordance with Section 10.05 thereof as provided for herein.

ACCORDINGLY, in consideration of the foregoing premises and the mutual agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan and Security Agreement is hereby amended as follows:

SECTION 1. AMENDMENT TO THE LOAN AND SECURITY AGREEMENT.

As of the First Amendment Effective Date (as defined below), the Loan and Security Agreement (including the schedules thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Exhibit A hereto.

SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective as of the date first written above upon the satisfaction of the following conditions (the “First Amendment Effective Date”) :

(a) The Administrative Agent shall have received executed counterparts of this Amendment from each party hereto.

(b) The Administrative Agent shall have received executed counterparts of that certain Amended and Restated Administrative Agency Fee Letter (the “A&R Administrative Agency Fee Letter”) from each party thereto.

(c) The Administrative Agent shall have received a certificate of an officer of the Company in form and substance reasonably satisfactory to the Administrative Agent to the effect that, as of the date of this Amendment: (i) all of the representations and warranties contained in Article VI of the Loan and Security Agreement and in any other Loan Document are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, are true and correct), in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, are true and correct) as of such earlier date and (ii) no Default, Event of Default or Market Value Event has occurred.

(d) The Administrative Agent shall have received a reasonably satisfactory written opinion of counsel for the Company and the Portfolio Manager, covering such matters relating to the transactions contemplated hereby as the Administrative Agent shall reasonably request.

(e) The Administrative Agent shall have received a certificate from a Responsible Officer attaching and certifying as being in full force and effect without modification or amendment as of the date hereof: (1) copies of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company and the Portfolio Manager evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and (2) copies of documents and certificates relating to the organization, existence and good standing of the Company and the Portfolio Manager, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

SECTION 3. MISCELLANEOUS.

(a) The Lenders’ execution of this Amendment shall constitute the written consent required under Section 10.05 of the Loan and Security Agreement.

(b) The parties hereto hereby agree that, except as specifically amended herein, the Loan and Security Agreement is and shall continue to be in full force and effect and is hereby ratified and confirmed in all respects. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party hereto under the Loan and Security Agreement, or constitute a waiver of any provision of any other agreement. This Amendment shall constitute a Loan Document under the Loan and Security Agreement.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(d) This Amendment may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature, (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

(e) The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Collateral Agent, the Collateral Administrator and the Securities Intermediary and the Bank shall be entitled to the benefit of every provision of the Loan and Security Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to execute this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

MANULIFE PRIVATE CREDIT FUND SPV, LLC, as Company
By: Manulife Private Credit Fund, its designated manager

By	/s/ Michael King
Name: Michael King
Title: Assistant Vice President, Senior Loans

MANULIFE PRIVATE CREDIT FUND,as Portfolio Manager and Parent

By	/s/ Michael King
Name: Michael King
Title: Assistant Vice President, Senior Loans

Signature Page to

First Amendment to Loan and Security Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

Signature Page to

First Amendment to Loan and Security Agreement

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCATION, as Collateral Agent

By:	/s/ Bruce Boyd
Name: Bruce Boyd
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCATION, as Securities Intermediary

By:	/s/ Bruce Boyd
Name: Bruce Boyd
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCATION, as Collateral Administrator

By:	/s/ Bruce Boyd
Name: Bruce Boyd
Title: Vice President

Signature Page to

First Amendment to Loan and Security Agreement

EXHIBIT A

Amended Credit Agreement

[Attached.]

~~EXECUTION VERSION~~Exhibit A

Execution Version

Conformed through First Amendment to Loan and Security Agreement dated as of November 26, 2024

LOAN AND SECURITY AGREEMENT

dated as of

March 26, 2024

among

MANULIFE PRIVATE CREDIT FUND SPV, LLC,

as the Company

MANULIFE PRIVATE CREDIT FUND, as the Parent

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

MANULIFE PRIVATE CREDIT FUND,

as Portfolio Manager

LOAN AND SECURITY AGREEMENT dated as of March 26, 2024 (this “Agreement”) among MANULIFE PRIVATE CREDIT FUND SPV, LLC, a Delaware limited liability company, as borrower (the “Company”); MANULIFE PRIVATE CREDIT FUND, a Delaware statutory trust, as the parent (in such capacity, the “Parent”) and as portfolio manager (in such capacity, the “Portfolio Manager”); the Lenders party hereto; The Bank of New York Mellon Trust Company, National Association, in its capacity as collateral agent (in such capacity, the “Collateral Agent”); The Bank of New York Mellon Trust Company, National Association, in its capacity as collateral administrator (in such capacity, the “Collateral Administrator”); The Bank of New York Mellon Trust Company, National Association, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Portfolio Manager and the Company wish for the Company to acquire and finance certain corporate loans (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein.

Furthermore, the Company intends to enter into a Sale and Contribution Agreement (as amended, supplemented, replaced or otherwise modified from time to time, the “Sale Agreement”), dated on or about the date hereof, between the Company and the Parent (in such capacity, the “Seller”), pursuant to which the Company shall from time to time acquire Portfolio Investments from the Seller.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”), each other lender party hereto from time to time and each of their respective successors and permitted assigns (collectively, the “Lenders”) have agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged the parties hereto agree as follows:

Certain Defined Terms

“Account Control Agreement” means the Account Control Agreement dated as of March 26, 2024, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

“Additional Distribution Date” has the meaning set forth in Section 4.05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.

“Administrative Agency Fee” has the meaning set forth in the Administrative Agency Fee Letter.

“Administrative Agency Fee Letter” means the letter agreement, dated as of the date hereof, by and between the Company and the Administrative Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule or in the assignment and assumption pursuant to which such Lender became a Lender under this Agreement, as such amounts may be reduced or increased from time to time pursuant to the provisions of Sections 2.06 and 10.06 of this Agreement.

“Financing Commitment Increase Date” means any Business Day on which the Administrative Agent (in its sole discretion) approves in writing (which may be by email) (with a copy to the Collateral Agent, which may also be by email) a Financing Commitment Increase Option Request.

“Financing Commitment Increase Option Request” means, on any date during the Reinvestment Period, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders (with a copy to the Collateral Agent) for an increase of the Financing Commitments pursuant to Section 2.06; provided that the Company (in consultation with the Administrative Agent) shall determine the proposed effective date of any such increase in the Financing Commitments, which may be as early as ten (10) Business Days after delivery of a Financing Commitment Increase Option Request (or such shorter period as the Administrative Agent may agree in its sole discretion).

“First Amendment Effective Date” means November 26, 2024.

“First Lien Last Out Loan” means, in each case as determined by the Administrative Agent in its sole discretion, a Senior Secured Loan that, prior to a default with respect to such Portfolio Investment, is entitled to receive payments pari passu with other Senior Secured Loans of the same Portfolio Investment Obligor, but following a default becomes fully subordinated, or otherwise junior in right of payment, to certain other Senior Secured Loans of the same Portfolio Investment Obligor and is not entitled to any payments until such other Senior Secured Loans are paid in full.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hague Convention” has the meaning set forth in Section 8.01(e).

“Increased Financing Commitment” has the meaning set forth in Section 2.06.

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) that portion of obligations with respect

“Market Value Event” means (A) the occurrence of both (i) a Market Value Trigger Event and (ii) a Market Value Cure Failure or (B) if in connection with any Market Value Cure, a Portfolio Investment sold, contributed or deemed to have been contributed to the Company shall fail to settle within the applicable Settlement Period.

“Market Value Trigger” has the meaning set forth on the Transaction Schedule.

“Market Value Trigger Event” means an event that shall have occurred if the Administrative Agent has determined and notified the Company in writing as of any date that the Loan to Value Ratio (expressed as a percentage) is greater than or equal to the Market Value Trigger.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Company, the Parent, the Seller or the Portfolio Manager, (b) the ability of the Company, the Parent, the Seller or the Portfolio Manager to perform its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Agents or the Lenders under this Agreement or any of the other Loan Documents.

“Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate of interest thereon, or reduces any fees payable to a Lender hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby or (v) changes any of the provisions of this definition or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder.

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable upon the occurrence of an Event of Default under Article VII and the acceleration of the Secured Obligations, (3) the date on which the principal amount of the Advances is irrevocably reduced to zero as a result of one or more prepayments and the Financing Commitments are irrevocably terminated and (4) the date after a Market Value Event on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

“Maximum Rate” has the meaning set forth in Section 10.08.

“Mezzanine Obligation” means a Portfolio Investment that is not a Senior Secured Loan or a Second Lien Loan.

“Minimum Funding Amount” means, on any date of determination, the amount set forth in the table below:

		Minimum Funding Amount
		(as a percentage of aggregate
Period Start Date	Period End Date	Financing Commitments)
First Amendment Effective Date	The date that is four (4) months after the First Amendment Effective Date	15%

The date that is four (4) months and one (1) day after the First Amendment Effective Date	The date that is six (6) months after the First Amendment Effective Date	30%

The date that is six (6) months and one (1) day after the First Amendment Effective Date	The date that is twelve (12) months after the First Amendment Effective Date	50%

The date that is twelve (12) months and one (1) day after the First Amendment Effective Date	Last day of the Reinvestment Period	70%

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Company or an ERISA Affiliate thereof, or to which Company or an ERISA Affiliate thereof has any liability, and that is covered by Title IV of ERISA, now or within the past six years.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“MV Cure Account” means the account established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Nationally Recognized Valuation Provider” means (i) Lincoln International LLC (f/k/a Lincoln Partners LLC), (ii) Valuation Research Corporation, (iii) Alvarez & Marsal, (iv) Duff & Phelps, (v) Hilco Valuation Services, (vi) Citrin Cooperman Advisors LLC and (vii) Houlihan Lokey; provided that any independent entity providing professional asset valuation services may be added to this definition by the Company (with the consent of the Administrative Agent) or added to this definition by the Administrative Agent (with the consent of the Company) from time to time; provided, further, that the Administrative Agent may remove any provider from this definition with the consent of the Company (unless an Event of Default shall have occurred and be continuing), such consent not to be unreasonably withheld; provided, that withholding such consent shall not be deemed to be unreasonable if, after giving effect to such removal, (x) there are not at least three providers designated pursuant to this definition and (y) at least two of the initial providers designated pursuant to this definition as of the Effective Date shall not at all times continue to be so designated.

“Net Advances” means the principal amount of the outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) minus the amounts then on deposit in (i) the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds (excluding any Principal Proceeds which are required to settle any outstanding Purchase Commitments) and (ii) the MV Cure Account.

“Net Asset Value” means, on any date of determination (after giving effect to Section 1.06), the sum of (A) the sum of the product, for each Portfolio Investment, of (x) the Market Value of such Portfolio Investment multiplied by (y) the funded principal amount or face amount, as applicable, of such Portfolio Investment, excluding, for any Delayed Funding Term Loan or Revolving Loan, the unfunded commitment amount thereof plus (B) the amounts then on deposit in the Unfunded Exposure Account (including cash and Eligible Investments); provided that, for the avoidance of doubt, (1) the Concentration Limitation Excess, (2) any Portfolio Investment which has traded but not settled within the applicable Settlement Period and (3) any Ineligible Investments will, in each case, be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes.

“Non-Call Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the date that is two (2) years after the First Amendment Effective Date.

“Notice of Acquisition” has the meaning set forth in Section 1.02(a).

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Other Connection Taxes” means, with respect to any Secured Party, Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Advance or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Parent” has the meaning set forth in the introductory section of this Agreement.

“Participant Register” has the meaning set forth in Section 10.06(d).

“Participation Interest” means a participation interest in a Loan.

“PATRIOT Act” has the meaning set forth in Section 2.04(f).

“Payment” has the meaning set forth in Section 9.03(a).

“Payment Notice” has the meaning set forth in Section 9.03(b).

“Permitted Distribution” means, on any Business Day, distributions of Interest Proceeds and/or Principal Proceeds at the discretion of the Company to the Parent (or other permitted equity holders of the Company); provided that (a) there are Excess Interest Proceeds remaining after giving effect to such distribution, (b) Principal Proceeds may only be distributed during the Reinvestment Period, (c) no Default or Event of Default has occurred and is continuing (or would occur after giving effect to such Permitted Distribution), (d) no Market Value Event shall have occurred, (e) no Market Value Trigger Event shall have occurred or would occur after giving effect to such Permitted Distribution, (f) the Borrowing Base Test is satisfied (and will be satisfied after giving effect to such Permitted Distribution), (g) the Company gives at least two (2) Business Days’ prior written notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator, (h) not more than twelve Permitted Distributions are made in any single Calculation Period and (i) the Company and the Administrative Agent confirm in writing (which, in each case, may be by email) to the Collateral

(including cash contributed to or deposited by the Company and Advances made in accordance herewith), in each case other than Interest Proceeds or amounts on deposit in the Unfunded Exposure Account; provided that the Company may permanently designate Excess Interest Proceeds as Principal Proceeds by giving at least two (2) Agent Business Days’ notice (which may be by email) to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator, provided that any such notice received after 10:00 a.m. New York City time on an Agent Business Day shall be deemed to have been received on the immediately succeeding Agent Business Day) so long as on the date of such notice and the date of designation as Principal Proceeds each of the following conditions is satisfied (at which time such amount shall cease to be Excess Interest Proceeds): (1) the Borrowing Base Test is satisfied, (2) no Market Value Event has occurred and (3) no Default or Event of Default has occurred and is continuing.

“Priority of Payments” has the meaning set forth in Section 4.05.

“Proceeding” has the meaning set forth in Section 10.07(b).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase” means each acquisition or origination of a Portfolio Investment by the Company by way of (i) a contribution or sale by the Parent to the Company pursuant to the Sale Agreement or (ii) a direct issuance to the Company by the obligor thereunder or initial extension of credit by the Company to the obligor thereunder.

“Purchase Commitment” has the meaning set forth in Section 1.02(a).

“Ramp-Up Period” means the period from and including the Effective Date to, but excluding, the date that is one (1) day after the one (1) year anniversary of the Effective Date.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting or (3) with respect to other Benchmarks, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 3.01(c).

“Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) the date that is the three (3) year anniversary of the First Amendment Effective Date, (ii) the date on which a Market Value Event occurs, (iii) the date on which an Event of Default occurs and (iv) the date on which the investment period of the Parent terminates.

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Governmental Body” means the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, or a committee officially endorsed or convened by the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, or, in each case any successor thereto.

“Removed Agent” has the meaning set forth in Section 9.01.

“Request for Advance” has the meaning set forth in Section 2.03(d).

“Uncertificated Security” has the meaning set forth in the UCC.

“Underlying Definitive Documents” means with respect to any Portfolio Investment, each loan agreement, indenture, other financing agreement, promissory note, collateral security agreement, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Portfolio Investment, including without limitation, the agreements and instruments in respect of which the Company acquired such Portfolio Investment.

“Unfunded Exposure Account” means the account established by the Bank or the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and any successor accounts established in connection with the resignation or removal of the Bank or the Securities Intermediary.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments (in the case of unfunded commitments denominated in any Permitted Non-USD Currency, converted to U.S. Dollars at the Spot Rate on such date of determination) associated with such Delayed Funding Term Loan or Revolving Loan, as applicable.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (x) zero and (y) the aggregate Unfunded Exposure Amount of all Portfolio Investments minus the amounts on deposit in the Unfunded Exposure Account.

“Unused Facility Amount” means, on any applicable date of determination, (i) the aggregate Financing Commitments of all Lenders minus (ii) the aggregate outstanding amount of the Advances.

“Upfront Fee” has the meaning set forth in the Administrative Agency Fee Letter.

“Upfront/Extension Fee” has the meaning set forth in the Administrative Agency Fee Letter.

“U.S. Dollars” or “USD” means the lawful currency of the United States of America.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f).

“Working Capital Revolver” means a revolving lending facility that (i) either (a) is secured on a first lien basis solely by all or a portion of the current assets of the related obligor, (b) is secured on a first lien basis on all or substantially all of the assets of the related obligor or (c) is secured on a pari passu basis with any Senior Secured Loan but has priority in right of payment (including as a result of a default waterfall) to any Senior Secured Loan and (ii) has an aggregate commitment amount of less than 100% of EBITDA.

Portfolio Investments purchased in accordance with this Agreement, (iii) to be deposited into the Unfunded Exposure Account in accordance with this Agreement or (iv) to make Permitted Distributions or Permitted RIC Distributions in accordance with, and subject to the conditions in, this Agreement, in each case with prior notice to the Administrative Agent. For the avoidance of doubt, Principal Proceeds received in connection with the sale of any Portfolio Investment pursuant to Section 1.04 following a Market Value Event shall be used to prepay Advances as set forth therein at the written direction of the Administrative Agent.

SECTION 4.03. Principal and Interest Payments; Prepayments; Commitment Fee.

(a) The Company shall pay the unpaid principal amount of the Advances (together with accrued interest thereon) to the Administrative Agent for the account of each Lender on the Maturity Date in accordance with the Priority of Payments and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date and on each Additional Distribution Date in accordance with the Priority of Payments.

(b) Accrued interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) for the avoidance of doubt, interest on Advances shall continue to accrue during the period between the end of a Calculation Period and the corresponding Interest Payment Date, with such accrued interest to be included in the calculation of interest for the immediately succeeding Calculation Period.

(c) (i) Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances (which prepayment shall result in a termination of Financing Commitments to the extent required pursuant to Section 4.07) in whole or in part. The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 2:00 p.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than $500,000. Prepayments shall be accompanied by accrued and unpaid interest. Notwithstanding the foregoing, in the event of a prepayment in full, subject to the Priority of Payments, any remaining and outstanding fees owed to the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be paid in full to the Collateral Agent, the Collateral Administrator and the Securities Intermediary.

(ii) At the request of any Lender, any prepayment pursuant to Section 4.03(c)(i) that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of the breakage of its funding at the Term SOFR Reference Rate for the Calculation Period (excluding, for the avoidance of doubt, any loss of profit).

(d) The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee in accordance with the Priority of Payments which shall accrue at ~~0.55~~0.75% per annum (or, during the Ramp-Up Period, ~~0.30~~0.50% per annum) on the average daily Unused Facility Amount of such Lender during the period from and including the Effective Date to but excluding the last day of the Reinvestment Period. Accrued commitment fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) The Company agrees to pay the Administrative Agent the Upfront Fee in the amount and in accordance with the terms specified in the Administrative Agency Fee Letter.

(f) Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(h). All such prepayments shall be accompanied by accrued and unpaid interest and shall be applied to the repayment of the longest outstanding Advance.

(g) The Company agrees to pay to the Administrative Agent the Administrative Agency Fee in the amount and in accordance with the terms specified in the Administrative Agency Fee Letter.

(h) The Company agrees to pay the Administrative Agent the Upfront/Extension Fee in the amount and in accordance with the terms specified in the Administrative Agency Fee Letter

SECTION 4.04. MV Cure Account.

(a) The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders); provided that if the Collateral Agent does not receive such written direction from the Administrative Agent, cash amounts in the MV Cure Account shall remain uninvested. All amounts contributed to the Company by the Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b) Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event at the direction of the Administrative Agent (with two (2) Business Days’ notice to the Collateral Agent, provided that any such notice received by the Collateral Agent after 5:00 p.m. on an Agent Business Day shall be deemed to have been received on the immediately succeeding Agent Business Day) and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable at the direction of the Administrative Agent (with two (2) Business Days’ notice to the Collateral Agent, provided that any such notice received by the Collateral Agent after 5:00 p.m. on an Agent Business Day shall be deemed to have been received on the immediately succeeding

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MANULIFE PRIVATE CREDIT FUND SPV, LLC, as Company

By
Name:
Title:

MANULIFE PRIVATE CREDIT FUND, as Portfolio Manager

By
Name:
Title:

MANULIFE PRIVATE CREDIT FUND, as the Parent

By
Name:
Title:

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit
	Advances	Yes	On and after the Effective Date and prior to a Financing Commitment Increase Date: $150,000,000;

On and after a Financing Commitment Increase Date, if any, $[ ] (which amount shall not exceed $500,000,000) approved pursuant to Section 2.06.
2.	Lenders	Financing Commitment

	JPMorgan Chase Bank, National Association	On and after the Effective Date and prior to a Financing Commitment Increase Date: $150,000,000;

On and after a Financing Commitment Increase Date, if any, $[ ], (which amount shall not exceed $500,000,000) approved by such Lender pursuant to Section 2.06, in each case, as reduced from time to time pursuant to Section 4.07.

3.	Scheduled Termination Date:	With respect to the Initial Financing Commitment and any Increased Financing Commitments, the date that is the five (5) year anniversary of the First Amendment Effective Date;

With respect to any Extended Financing Commitment, the Scheduled Termination Date thereof as determined pursuant to Section 2.07;

4.	Interest Rates

	Applicable Margin for Advances:	With respect to interest based on the Term SOFR Rate, ~~2.70~~2.30% per annum (subject to increase in accordance with Section 3.01(b));

With respect to interest based on the Base Rate, ~~2.70~~2.30% per annum (subject to increase in accordance with Section 3.01(b)).